Exhibit 99.2

SPECTAIRE INC.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Three and Nine Months Ended September 30, 2023 and 2022

SPECTAIRE INC.

SPECTAIRE INC.

Condensed Consolidated Balance Sheets

	September 30, 2023 (Unaudited)	December 31, 2022
Assets
Current assets
Cash	$105,905	$18,886
Marketable securities	533,187	—
Prepaid expenses and other assets	17,416	5,930
Note Receivable – related party (note 6)	818,000	—
Total current assets	1,474,508	24,816
Property and equipment, net	26,550	18,817
Deposits	84,760	11,600
Total assets	$1,585,818	$55,233

Liabilities and stockholders’ deficit
Current liabilities
Accounts payable – related party (note 6)	$—	$188,000
Accounts payable and accrued expenses	1,827,696	223,627
Deferred revenue	148,780	—
Loan payable	3,250,000	—
Total current liabilities	5,226,476	411,627

Convertible notes payable, net – related party (note 9)	2,357,479	437,499
Total liabilities	7,583,955	849,126

Commitments and contingencies (note 12)

Stockholders’ deficit
Preferred Stock, $0.0001 par value; 7,500,000 authorized shares and 5,100,000 shares and 5,100,000 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	510	510
Common stock, $0.0001 par value; 25,000,000 authorized shares and 10,775,432 shares and 9,042,818 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	1,077	904
Additional paid in capital	16,724,655	344,100
Accumulated deficit	(22,724,379)	(1,139,407)
Total stockholders’ deficit	(5,998,137)	(793,893)
Total liabilities and stockholders’ deficit	$1,585,818	$55,233

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SPECTAIRE INC.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Revenues	$—	$—	$—	$—

Costs and expenses:
General and administrative	2,200,885	60,528	7,985,445	78,654
Depreciation expense	4,289	2,661	11,020	7,694
Research and development	740,040	211,997	1,985,590	550,975
Sales and marketing	103,134	—	329,134	—
Total costs and expenses	3,048,348	275,186	10,311,189	637,323
Operating loss	(3,048,348)	(275,186)	(10,311,189)	(637,323)
Other income (expense):
Interest income	—	3	—	23
Interest income on marketable securities	15,503	—	43,187	—
Gain on extinguishment of debt	—	700,000	—	700,000
Interest expense	(1,987,482)	—	(4,007,386)	—
Loss on initial issuance of warrants	—	—	(7,309,584)	—
(Loss) income before income taxes	(5,020,327)	424,817	(21,584,972)	62,700
Income tax expense	—	—	—	—
Net (loss) income	$(5,020,327)	$424,817	$(21,584,972)	$62,700

Net loss (income) per common share, basic and diluted	$(0.49)	$0.06	$(2.20)	$0.01
Weighted average shares outstanding, basic and diluted	10,322,932	6,780,318	9,833,422	6,780,318

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SPECTAIRE INC.

Condensed Consolidated Statements of Changes in Stockholders’ Deficit

(Unaudited)

	Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance at January 1, 2023	5,100,000	$510	9,042,818	$904	$344,100	$(1,139,407)	$(793,893)
Share-based compensation	—	—	452,500	45	1,357,003	—	1,357,048
Issuance of common stock	—	—	316,614	32	(32)	—	—
Distribution of shares relating to the Arosa Loan Agreement (Note 7)	—	—	—	—	(1,500,000)	—	(1,500,000)
Net loss	—	—	—	—	—	(4,356,555)	(4,356,555)
Balance at March 31, 2023	5,100,000	510	9,811,932	981	201,071	(5,495,962)	(5,293,400)
Share-based compensation	—	—	452,500	45	1,357,003	—	1,357,048
Issuance of common stock	—	—	58,500	6	(6)	—	—
Issuance of warrants relating to the Arosa Loan Agreement (Note 8)	—	—	—	—	13,809,584	—	13,809,584
Net loss	—	—	—	—	—	(12,208,090)	(12,208,090)
Balance at June 30, 2023	5,100,000	$510	10,322,932	$1,032	$15,367,652	$(17,704,052)	$(2,334,858)
Share-based compensation	—	—	452,500	45	1,357,003	—	1,357,048
Net loss	—	—	—	—	—	(5,020,327)	(5,020,327)
Balance at September 30, 2023	5,100,000	$510	10,775,432	1,077	16,724,655	(22,724,379)	(5,998,137)

	Preferred Stock		Common Stock		Additional Paid- In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance at January 1, 2022	—	$—	6,780,318	$677	$5,322	$(723,500)	$(717,501)
Net loss		—	—	—	—	(171,822)	(171,822)
Balance at March 31, 2022	—	—	6,780,318	677	5,322	(895,322)	(889,323)
Net loss	—	—	—	—	—	(190,295)	(190,295)
Balance at June 30, 2022	—	$—	6,780,318	$677	$5,322	$(1,085,617)	$(1,079,618)
Net income		—	—	—	—	424,817	424,817
Balance at September 30, 2022	—	$—	6,780,318	$677	$5,322	$(660,800)	$(654,801)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SPECTAIRE INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the nine months ended September 30,
	2023	2022
Cash Flows from Operating Activities
Net (loss) income	$(21,584,972)	$62,700
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation expense	11,020	7,694
Share-based compensation	4,071,144	—
Extinguishment of debt	—	(700,000)
Non-cash interest expense	4,007,386	—
Interest income reinvested on marketable securities	(43,187)	—
Loss on initial issuance of warrants	7,309,584	—
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(11,486)	—
Deposits	(73,160)	—
Accounts payable – related party	(188,000)	—
Accounts payable and accrued expenses	846,683	60,862
Deferred revenue	148,780	—
Net cash used in operating activities	(5,506,208)	(568,744)

Cash Flows from Investing Activities
Purchase of marketable securities	(3,100,000)	—
Redemption of marketable securities	2,610,000	—
Purchases of property and equipment	(18,753)	(7,874)
Net cash used in investing activities	(508,753)	(7,874)

Cash Flows from Financing Activities
Due to related party	—	399,980
Proceeds from term loan	5,000,000	60,000
Advance to related party	(818,000)	—
Proceeds from convertible notes	1,919,980	—
Net cash provided by financing activities	6,101,980	459,980
Net increase (decrease) in cash, cash equivalents and restricted cash	87,019	(116,638)
Cash, cash equivalents and restricted cash, beginning of period	18,886	282,509
Cash, cash equivalents and restricted cash, end of the period	$105,905	$165,871
Non-Cash investing and financing activities:
Distribution of shares relating to the Arosa Loan Agreement (Note 8)	$1,500,000	$—
Issuance of warrants related to the Arosa Loan Agreement ( Note 8)	13,809,584	—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SPECTAIRE INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

Note 1 — Organization and Business Operations

Spectaire Inc. (“Spectaire” or the “Company”) is a Delaware corporation incorporated in September 2022 for purposes of acquiring MicroMS, Inc. and then entering into a potential SPAC merger (“IPO”).

Prior to December 13, 2022, the Spectaire business was operated under a Delaware limited liability company, MicroMS, Inc. (“MicroMS”). MicroMS created a unique solution allowing visibility on air content anytime anywhere. AireCore, MicroMS’ patented Micro Mass Spectrometer, can sample and analyze content at the molecular level. Using the air samples, the device can measure CO2e (carbon dioxide equivalent) of the sample through analysis of air content and generate the appropriate reports. The Company has also developed a mobile app, in which customers can track air quality changes in real time and report on those changes with confidence.

On December 13, 2022, the Company engaged in a group corporate reorganization in which the owners of MicroMS contributed their equity interests in MicroMS to the Company in exchange for equity in the Company. As part of this reorganization (the “Merger”), the ownership of MicroMS was transferred to Spectaire. From September 2022 to December 13, 2022, Spectaire Inc. had limited pre-combination activities and was formed specifically to acquire MicroMS. The Merger was accounted for as a reverse recapitalization in accordance with generally accepted accounting principles in the United States (“US GAAP”). Under this method of accounting, Spectaire, who is the legal acquirer, is treated as the “acquired” company for accounting purposes and MicroMS is treated as the accounting acquirer whereby the historical financial statements of MicroMS became the historical financial statements of the Company upon the closing of the Merger. Accordingly, the Merger was treated as the equivalent of MicroMS issuing shares at the closing of the Merger for the net assets of Spectaire as of the closing date, accompanied by a recapitalization. The net assets of Spectaire were stated at historical cost, with no goodwill or other intangible assets recorded.

Merger Agreement

On January 16, 2023, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Perception Capital Corp. II (“PCCT”), a blank check company incorporated as a Cayman Islands exempted company limited by shares and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses and Spectaire Merger Sub Corp., a Delaware corporation and a direct wholly owned subsidiary of PCCT (“Merger Sub”).

On October 19, 2023, Merger Sub merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of New Spectaire (the “Business Combination” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”).

On October 16, 2023, the Company effected a deregistration under the Companies Act (As Revised) of the Cayman Islands and a domestication under the General Corporation Law of the State of Delaware (the “DGCL”), as amended, pursuant to which the Company’s jurisdiction of incorporation changed from the Cayman Islands to the State of Delaware (the “Domestication”).

In connection with the Domestication:

(i)	each issued and outstanding Class A ordinary share, par value $0.0001 per share, of the Company (the “Class A Ordinary Shares”) and each then issued and outstanding Class B ordinary share, par value $0.0001 per share, of the Company (the “Class B Ordinary Shares” and together with the Class A Ordinary Shares, the “Ordinary Shares”), converted automatically, on a one-for-one basis, into a share of common stock, par value $0.0001 per share, of the Company (“Common Stock”),

(ii)	(ii) each issued and outstanding warrant to purchase one Class A Ordinary Share (“Cayman Warrant”) converted automatically into a warrant to acquire one share of Common Stock (“Warrant”) pursuant to the Warrant Agreement, dated as of October 27, 2021, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent, and

SPECTAIRE INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

(iii)	(iii) each issued and outstanding unit of the Company, consisting of one Class A Ordinary Share and one-half of one Cayman Warrant, was cancelled and entitled the holder thereof to one share of Company Common Stock and one-half of one Warrant.

Upon effectiveness of the Domestication, the Company changed its name from “Perception Capital Corp. II” to “Spectaire Holdings Inc.”, filed a certificate of incorporation (the “Company Charter”) with the Secretary of State of Delaware and adopted bylaws (the “Company Bylaws” and, together with the Company Charter, the “Company Organizational Documents”) under the DGCL.

At closing of the Business Combination, the Company issued 585,000 shares of Common Stock to Polar Multi-Strategy Master Fund (“Polar”) pursuant to the terms of the Subscription Agreement entered into on October 4, 2023 where Polar agreed to contribute up to $650,000 to the Company (the “Capital Contribution”) and the Company agreed to issue 0.9 shares of Common Stock for each dollar of the Capital Contribution. Upon certain events of default under the Subscription Agreement, PCCT shall issue to Polar 0.1 shares of Common Stock (“Default Shares”) for each dollar of the Capital Contribution funded as of the date of such default, and for each month thereafter until such default is cured, subject to certain limitations provided for therein.

On October 11, 2023, the Company entered into a private placement subscription agreement (the “PIPE Subscription Agreement”) with an investor (the “PIPE Investor”), pursuant to which the PIPE Investor agreed to subscribe for newly-issued shares of Common Stock (the “PIPE Shares”), with an aggregate purchase price of $3,500,000. On October 19, 2023, concurrently with the closing of the Business Combination, the PIPE Investor closed on the purchase of 50,000 PIPE Shares at a price of $10.00 per share, for an aggregate purchase price of $500,000 (the “PIPE Investment”). Pursuant to the PIPE Subscription Agreement, within two years following the Closing, the PIPE Investor will purchase additional PIPE Shares in one or multiple subsequent closings for a purchase price per share of $10.00 (subject to as described in the PIPE Subscription Agreement) for an aggregate purchase price of $3,000,000 (the “Additional Investments”). The purchase and sale of the PIPE Shares in the Additional Investments is conditioned upon typical conditions for transactions of this type. The PIPE Shares issued and sold in the PIPE Investment and to be issued and sold in the Additional Investments pursuant to the PIPE Subscription Agreement have not been and will not be registered under the Securities Act of 1933 (the “Securities Act”) and have been and will be issued in reliance on the availability of an exemption from such registration.

In accordance with the terms of the Arosa Loan Agreement dated March 31, 2023 (See Note 8), Spectaire issued to Arosa a warrant to purchase a number of shares of common stock of Spectaire representing 10.0% of the outstanding number of shares of common stock of Spectaire on a fully diluted basis as of March 31, 2023 at an exercise price of $0.01 per share, subject to adjustment as described in the Loan Agreement (the “Closing Date Warrant”). Pursuant to the Arosa Loan Agreement, on October 19, 2023, in connection with the closing of the Business Combination, the Company issued an additional warrant to Arosa to purchase 2,194,453 shares of Common Stock, subject to adjustment as described therein (the “Additional Warrant”). Upon the issuance of the Additional Warrant, Arosa and the Company agreed to terminate and cancel the Closing Date Warrant. The shares of Common Stock underlying the Additional Warrant represented approximately 10.3% of the outstanding number of shares of Common Stock outstanding as of immediately following the consummation of the Business Combination on a fully diluted basis.

On October 19, 2023, in connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, the Company entered into lock-up agreements (collectively, the “Lock-Up Agreements”) with (i) Perception Capital Partners II LLC (the “Sponsor”), (ii) certain of PCCT’s directors and officers and (iii) certain stockholders of Spectaire restricting the transfer of Common Stock, Private Placement Warrants and any shares of Common Stock underlying the Private Placement Warrants from and after the Closing. The restrictions under the Lock-Up Agreements (1) with respect to the Common Stock, begin at the Closing, and end on (a) in the case of the Sponsor and certain of PCCT’s directors and officers, the date that is 365 days after the Closing, or upon the price of Common Stock reaching $12.00 for any 20 trading days within a 30-trading day period commencing at least 150 days after the Closing, and (b) in the case of the stockholders of Spectaire, the date that is 180 days after the Closing, and (2) with respect to the Private Placement Warrants and any shares of Common Stock underlying the Private Placement Warrants, the date that is 30 days after the Closing.

On October 19, 2023, in connection with the consummation of the Business Combination and as contemplated by the Loan Agreement, the Company issued the Additional Warrant to Arosa. The Additional Warrant is exercisable at any time and from time to time from the date of its issuance until October 19, 2028 at an exercise price of $0.01 per share.

SPECTAIRE INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

Note 2 — Liquidity and Going Concern

Historically, the Company’s primary sources of liquidity have been cash flows from contributions from founders or other investors. For the nine months ended September 30, 2023, the Company reported a net loss of $21.6 million and negative cash flows from operations of $5.5 million. As of September 30, 2023, the Company had an aggregate unrestricted cash balance of $0.1 million, a net working capital deficit of $3.8 million, and accumulated deficit of $22.7 million.

The Company’s future capital requirements will depend on many factors, including the Company’s revenue growth rate, the timing and extent of spending to support further sales and marketing and research and development efforts. In order to finance these opportunities, the Company will need to raise additional financing. While there can be no assurances, the Company intends to raise such capital through issuances of additional equity raises, as well as through the IPO. If additional financing is required from outside sources, the Company may not be able to raise it on terms acceptable to the Company or at all. If the Company is unable to raise additional capital when desired, the Company’s business, results of operations and financial condition would be materially and adversely affected.

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern through twelve months from the date these condensed consolidated financial statements are available to be issued. These condensed consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 — Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information, expressed in U.S. dollars. Accordingly, they do not include all information and footnotes required by GAAP for complete financial statements. The accompanying condensed consolidated financial statements reflect all adjustments including normal recurring adjustments, which, in the opinion of management, are necessary to present fairly the financial position, results of operations, and cash flows for the periods presented in accordance with GAAP. The results of operations of any interim period are not necessarily indicative of the results of operations to be expected for the full fiscal year. References to GAAP issued by the FASB in these accompanying notes to the condensed consolidated financial statements are to the FASB Accounting Standards Codification (“ASC”). All significant intercompany balances and transactions have been eliminated in consolidation. The December 31, 2022 condensed consolidated balance sheet herein was derived from the audited consolidated financial statements at that date, but does not include all disclosures including notes required by U.S. GAAP for complete financial statements.

Emerging Growth Company Status

The Company is expected to be an emerging growth company, as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as to those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these condensed consolidated financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

SPECTAIRE INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

Use of Estimates

Preparation of condensed consolidated financial statements in conformity with GAAP require us to make estimates and assumptions that affect the amounts reported and disclosed in the condensed consolidated financial statements and the accompanying notes. Actual results could materially differ from these estimates. On an ongoing basis the Company evaluates its estimates including those relating to fair values, income taxes, and contingent liabilities among others. The Company bases its estimates on assumptions both historical and forward looking that are believed to be reasonable, the results of which form the basis for making judgements about the carrying values of assets and liabilities.

In addition, management monitors the effects of the global macroeconomic environment, including increasing inflationary pressures; social and political issues; regulatory matters, geopolitical tensions; and global security issues. The Company is also mindful of inflationary pressures on its cost base and is monitoring the impact on customer preferences.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents and marketable securities. Bank deposits are held by accredited financial institutions and these deposits may at times be in excess of federally insured limits. The Company limits its credit risk associated with cash and cash equivalents by placing them with financial institutions that it believes are of high quality. The Company has not experienced any losses on its deposits of cash or cash equivalents.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of 90 days or less from the purchase date to be cash equivalents. As of September 30, 2023 and December 31, 2022, there were no cash equivalents. The Company maintains its cash in checking and savings accounts. Income generated from cash held in savings accounts is recorded as interest income. The carrying value of the Company’s savings accounts is included in cash and approximates the fair value.

Marketable securities

At September 30, 2023, the Company held investment securities in mutual funds primarily in U.S. government securities. Since all of the Company’s permitted investments consist of treasury securities, fair values of its investments are determined by Level 1 inputs utilizing quoted market prices (unadjusted) in active markets for identical assets.

These securities are presented on the condensed consolidated balance sheet at fair value at the end of the reporting period. Earnings on these securities are included in interest income on marketable securities in the condensed consolidated statement of operations and are automatically reinvested. The fair value of these securities is determined using quoted market prices in active markets for identical assets.

Restricted Cash

Certain deposits are restricted as to withdrawal or usage against these deposits. Restricted term deposits are classified as current assets based on the term of the deposit and the expiration date of the underlying restriction.

With respect to the Arosa loan agreement (Note 8), the Company deposited $3,000,000 of cash into a restricted escrow account, to be later released upon the satisfaction of certain covenants as specified. These funds were released from escrow on April 17, 2023.

Segment Reporting

Operating segments are defined as components of an entity about which separate discrete information is available for evaluation by the chief operating decision maker, or decision-making group, in deciding how to allocate resources in assessing performance. The Company has determined it has one operating segment. The Company’s chief operating decision maker, its Chief Executive Officer, manages the Company’s operations on a consolidated basis for the purposes of allocating resources and evaluating financial performance.

SPECTAIRE INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

Fair Value Measurements

Fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The authoritative guidance establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about the factors market participants would use in valuing the asset or liability developed based upon the best information available in the circumstances. The categorization of financial assets and liabilities within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The hierarchy is broken down into three levels:

●	Level 1: Inputs are quoted prices in active markets for identical assets or liabilities.

●	Level 2: Inputs include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, and inputs (other than quoted prices) that are observable for the asset or liability, either directly or indirectly.

●	Level 3: Inputs are unobservable for the asset or liability.

The carrying amounts of certain financial instruments, such as cash equivalents, marketable securities, accounts payable and accrued liabilities, approximate fair value due to their relatively short maturities. The fair value of debt instruments for which the Company has not elected fair value accounting is based on the present value of expected future cash flows and assumptions about the then-current market interest rates as of the reporting period and the creditworthiness of the Company. All of the Company’s debt is carried on the condensed consolidated balance sheet on a historical cost basis net of unamortized discounts and premiums because the Company has not elected the fair value option of accounting.

Warrants

The Company reviews the terms of warrants to purchase its common stock to determine whether warrants should be classified as liabilities or stockholders’ deficit in its condensed consolidated balance sheets. In order for a warrant to be classified in stockholders’ deficit, the warrant must be (i) indexed to the Company’s equity and (ii) meet the conditions for equity classification.

If a warrant does not meet the conditions for stockholders’ deficit classification, it is carried on the condensed consolidated balance sheets as a warrant liability measured at fair value, with subsequent changes in the fair value of the warrant recorded in other non-operating losses (gains) in the condensed consolidated statements of operations. If a warrant meets both conditions for equity classification, the warrant is initially recorded, at its relative fair value on the date of issuance, in stockholders’ deficit in the condensed consolidated balance sheets, and the amount initially recorded is not subsequently remeasured at fair value.

Share-Based Compensation

The Company accounts for share-based compensation arrangements granted to employees in accordance with ASC 718, “Compensation: Stock Compensation”, by measuring the grant date fair value of the award and recognizing the resulting expense over the period during which the employee is required to perform service in exchange for the award. Equity-based compensation expense is only recognized for awards subject to performance conditions if it is probable that the performance condition will be achieved. The Company accounts for forfeitures when they occur.

Research and development costs

Costs related to preliminary research and development of internal use software are expensed as incurred as a component of operating expenses.

Net loss Per Share

Basic net loss per share is computed by dividing the net loss by the weighted-average number of shares of common stock of the Company outstanding during the period. Diluted net loss per share is computed by giving effect to all potential shares of common stock, including preferred stock and convertible notes, to the extent dilutive. For the nine months ended September 30, 2023, the preferred shares, unvested restricted stock awards, and potential shares from convertible notes were not included in the calculation of diluted net loss per share as their effect would be anti-dilutive. There were no potential dilutive common stock equivalents for the nine months ended September 30, 2022.

SPECTAIRE INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

Changes in accounting principles and recently issued accounting pronouncements

In September 2022, the FASB issued ASU No. 2022-04, “Liabilities—Supplier Finance Programs (Subtopic 405-50): Disclosure of Supplier Finance Program Obligations,” which is intended to enhance the transparency surrounding the use of supplier finance programs. The guidance requires companies that use supplier finance programs to make annual disclosures about the program’s key terms, the balance sheet presentation of related amounts, the confirmed amount outstanding at the end of the period and associated roll forward information. Only the amount outstanding at the end of the period must be disclosed in interim periods. The guidance does not affect the recognition, measurement or financial statement presentation of supplier finance program obligations. The Company adopted the guidance when it became effective on January 1, 2023, except for the roll forward information, which is effective for fiscal years beginning after December 15, 2023. The Company does not have any supplier finance programs and accordingly, the adoption did not have a material impact on the Company’s condensed consolidated financial statements, and the Company does not believe the impact of adopting the roll-forward requirement in this accounting standard update will be material to the condensed consolidated financial statements.

In October 2021, the FASB issued ASU No. 2021-08, “Accounting for Contract Assets and Contract Liabilities from Contracts with Customers” (Topic 805). This ASU requires an acquirer in a business combination to recognize and measure contract assets and contract liabilities (deferred revenue) from acquired contracts using the revenue recognition guidance in Topic 606. At the acquisition date, the acquirer applies the revenue model as if it had originated the acquired contracts. For the Company, the new guidance is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Adoption of the ASU should be applied prospectively. Early adoption is also permitted, including adoption in an interim period. The Company is currently evaluating the impact of this accounting standard update on its condensed consolidated financial statements.

Note 4 — Property and Equipment

The following table summarizes the components of property and equipment, net:

	September 30,	December 31,
	2023	2022
Lab equipment	$51,469	$32,716
Total cost	51,469	32,716
Less: Accumulated depreciation	(24,919)	(13,899)
Property and equipment, net	$26,550	$18,817

Depreciation expense was $11,020 and $7,694 for the nine months ended September 30, 2023 and 2022, respectively. Depreciation expense was $4,289 and $2,661 for the three months ended September 30, 2023 and 2022, respectively

Note 5 — Accounts Payable and Accrued Expenses

The following table summarizes accounts payable and accrued expenses:

	September 30,	December 31,
	2023	2022
Accounts Payable	$392,625	$13,030
Accrued legal costs	657,194	208,432
Credit card accrual	18,694	2,165
Interest payable – convertible notes – related party (see note 9)	91,214	—
Interest payable – loan payable (see note 8)	666,027	—
Other accrued expenses	1,942	—
	$1,827,696	$223,627

SPECTAIRE INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

Note 6 —Related Parties Transactions

Consulting Agreement - Related Party

The CEO and CIO of Spectaire are also employed by a consulting firm providing services to Spectaire since inception. Prior to the Merger, from the period of September 1, 2022 through December 15, 2022, $563,000 of consulting services were provided and expensed by the Company as research and development expenses and general and administrative expenses in the condensed consolidated statement of operations of which $188,000 was payable as of December 31, 2022. The balance was paid in March 2023. For the three and nine months ended September 30, 2023 the company expensed and paid $401,605 and $1,248,671, respectively, which is included in research and development expenses and general and administrative expenses in the condensed consolidated statement of operations.

Convertible Notes – Related Party

As discussed in Note 9, certain shareholders have entered into convertible notes with the Company.

Note Receivable - Related Party

On March 31, 2023, the Company entered into a promissory note (the “Note) with Perception Capital Corp. II. (the “Maker”) which the Company will advance to the Maker a sum of $500,000. On August 17, 2023, the Note was amended to $778,000 effective June 16, 2023. On September 6, 2023, the Note was further amended to $818,000. The Note does not bear interest and is payable on the date of the termination of the Merger Agreement or at any time at the election of the Maker. On April 3, 2023, and April 18, 2023, the Maker drew down $200,000 and $300,000 on this Note respectively. On June 16, 2023, and June 30, 2023, the Maker drew down an additional $110,000 and $84,000 on this Note respectively. On August 1, 2023 and September 5, 2023, the Maker drew a further $84,000 and $40,000 respectively. At September 30, 2023, $818,000 is recorded as an asset on the condensed consolidated balance sheet under this agreement. Upon the consummation of the Business Combination on October 19, 2023, Perception Capital Corp. II. repaid a total of $125,000 of this Note and was released from all other obligations under this Note and the Note was cancelled, as it was effectively assumed by Spectaire in the Business Combination.

Due to related party

As of December 31, 2021, two shareholders had advanced the Company an aggregate of $381,151. A further $75,000 was advanced in June 2022. The advances were non-interest bearing and due on demand. In connection with the Merger in December 2022, the advances were converted to equity as the shareholders forgave any amounts outstanding.

Note 7 – Due to Lender

During 2021 and 2022 a lender loaned money to MicroMS with the intention of becoming a shareholder once an initial capital commitment was met. This capital commitment was never met as the lender ran into liquidity issues. In September 2022, the Company and the lender entered into a termination and mutual release agreement which terminated any obligations of the Company for repayment. As such the total amount owed, $700,000 was recognized into income as an extinguishment of debt during the year ended December 31, 2022.

Note 8 – Loan Payable

On March 31, 2023, Spectaire, as borrower, entered into a Loan Agreement with Arosa Multi-Strategy Fund LP (“Arosa”), as lender, providing for a term loan (the “Arosa Loan”) in a principal amount not to exceed $6.5 million (the “Loan Agreement”), comprised of (i) $5.0 million in cash of which (a) $2.0 million was funded to a deposit account of Spectaire and (b) $3.0 million (the “Arosa Escrow Funds”) was funded into an escrow account (the “Arosa Escrow Account”) pursuant to an escrow agreement, dated as of March 31, 2023, by and between Spectaire and Wilmington Savings Fund Society, FSB, and (ii) Arosa caused its affiliate to transfer founder units valued by the parties at $1.5 million (the “Arosa Founder Units”) to Spectaire. Spectaire will distribute the Arosa Founder Units to Spectaire’s shareholders (other than Arosa and its affiliates) on a pro rata basis. Release of the Arosa Escrow Funds from the Arosa Escrow Account is subject to the satisfaction or waiver of customary conditions, including certification that all representations and warranties contained in the Loan Agreement and related documents are true and correct in all material respects. In April 2023, all conditions for release of the funds from escrow were satisfied. On April 17, 2023, the funds held in Escrow in the Arosa Escrow Account were released.

SPECTAIRE INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

The Arosa Loan will mature on March 27, 2024 (the “Maturity Date”). In the event that the outstanding principal amount and the final payment amount of $1.3 million (the “Final Payment Amount”) are not paid in full on the Maturity Date, the unpaid balance will accrue interest thereafter at a rate of 20.0% per annum. Upon the occurrence and during the continuance of an event of default under the Loan Agreement, all outstanding obligations under the Loan Agreement will bear interest at a rate per annum that is 5.0% greater than the rate that would otherwise be applicable under the Loan Agreement. All interest under the Loan Agreement will be computed on the basis of a 360-day year for the actual number of days elapsed.

The Company may prepay all, but not less than all, of the outstanding balance of the Arosa Loan at any time upon three days’ prior written notice to Arosa. Spectaire will be required to repay the outstanding principal amount of the Arosa Loan, plus the Final Payment Amount and all other sums, if any, that have become due and payable under the Loan Agreement, upon the occurrence of an event of default under the Loan Agreement, the closing of the Business Combination or the occurrence of a Change of Control (as defined in the Loan Agreement). In addition, upon the receipt by Spectaire or any of its subsidiaries of proceeds from an asset sale, Spectaire will be required to repay all or a portion of the outstanding principal amount of the Arosa Loan equal to the amount of the proceeds received from such asset sale.

Pursuant to the Loan Agreement, Spectaire will pay to Arosa all expenses incurred by Arosa through and after September 30, 2023 relating to the Arosa Loan, provided that Spectaire will not be required to pay any fees of counsel to Arosa incurred on or prior to March 27, 2023 in excess of $200,000. As of September 30, 2023, $119,576 was expensed for counsel fees under the Loan Agreement of which $69,576 is included in accounts payable and accrued expenses on the condensed consolidated balance sheet.

While the Arosa Loan remains outstanding, Arosa will, subject to certain limitations, have the right to participate in any capital raise by Spectaire or any of its subsidiaries consummated on or prior to the Maturity Date.

The Loan Agreement includes customary representations, warranties and covenants of the parties for loans of this type. The Loan Agreement also contains customary events of default, including, among others, non-payment of principal or interest by Spectaire, violations of covenants by Spectaire, Spectaire’s insolvency, material judgments against Spectaire, the occurrence of any material adverse change with respect to Spectaire, breaches by any party to that certain Exclusive Patent License Agreement, dated as of September 1, 2018, by and between Spectaire and Massachusetts Institute of Technology or the failure of Spectaire to issue the Arosa Warrants.

Spectaire, its subsidiaries and Arosa also entered into a Guarantee and Collateral Agreement providing that Spectaire’s obligations to Arosa are secured by substantially all of Spectaire’s assets and all of Spectaire’s shareholders entered into a pledge agreement with Arosa pursuant to which such shareholders pledged all of their equity interests in Spectaire to Arosa as collateral under the Arosa Loan.

On March 31, 2023, in accordance with the terms of the Loan Agreement, Spectaire agreed to issue to Arosa a warrant to purchase a number of shares of Spectaire Common Stock representing 10.0% of the outstanding number of shares of Spectaire Common Stock on a fully diluted basis as of March 31, 2023 at an exercise price of $0.01 per share, subject to adjustment as described in the Loan Agreement (the “Closing Date Warrant”). Pursuant to the Loan Agreement, Spectaire will, upon the closing of the Business Combination, issue an additional warrant to Arosa to purchase a number of shares of NewCo Common Stock equal to 5.0% of the outstanding number of shares of NewCo Common Stock on a fully diluted basis at an exercise price of $0.01 per share, subject to adjustment as described in the Loan Agreement (the “Additional Warrant”). Taken together after giving effect to the closing of the Business Combination, the shares of NewCo common stock underlying the Closing Date Warrant and the Additional Warrant will represent 10.3% of the outstanding number of shares of NewCo Common Stock on a fully diluted basis. On May 2, 2023, the Company issued Arosa a warrant to purchase 2,200,543 shares of common stock. As a result of the issuance of the warrant, which met the criteria for equity classification under applicable US GAAP, the Company recorded additional paid-in capital in the amount of $13.8 million which was the fair value of the warrants on the issuance date. As a result, the Company recognized a loss on initial issuance of warrants of $7.3 million.

On October 13, 2023, The Company requested an additional advance in the aggregate principal amount of $650,000 (the “Additional Advance”) under the Arosa Loan Agreement. The Advance together with the original loan in the aggregate principial amount of $6,500,000 advanced by the Lender to the Borrower on or around March 31, 2023 constitute the Loan for all purposes under the Arosa Loan Agreement and the other Loan Documents such that the aggregate outstanding principal amount of the Loan after the making of the Additional Advance is $7,150,000, and all of the terms and conditions applicable to the Loan under the Loan Agreement and the other Loan Documents shall apply to the Additional Advance.

SPECTAIRE INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

Pursuant to the Arosa Loan Agreement, on October 19, 2023, in connection with the closing of the Business Combination, the Company issued an additional warrant to Arosa to purchase 2,194,453 shares of Common Stock, subject to adjustment as described therein (the “Additional Warrant”). Upon the issuance of the Additional Warrant, Arosa and the Company agreed to terminate and cancel the Closing Date Warrant. The shares of Common Stock underlying the Additional Warrant represented approximately 10.3% of the outstanding number of shares of Common Stock outstanding as of immediately following the consummation of the Business Combination on a fully diluted basis.

Note 9 — Convertible Notes – Related Party

In October, November, and December 2022, the Company entered into three convertible notes with shareholders to which the shareholders agreed to loan the Company, in the aggregate, $437,499 (the “Convertible Promissory Notes”). The Convertible Promissory Notes bear interest at a rate of 6% per annum and subject to the conversion provisions, all principal and interest shall be due and payable on May 8, 2024. Effective upon the closing of a Qualified Financing (as defined below), all of the outstanding principal and interest under these Convertible Promissory Notes will automatically be converted into shares of the same class and series of capital stock of the Company, issued to other investors in the Qualified Financing (the “Qualified Financing Securities”) at a conversion price equal to the lower of (i) the price per share of Qualified Financing Securities paid by the other investors in the Qualified Financing and (ii) the price per share that would have been paid by the investors in the Qualified Financing had the pre-money valuation of the Company been $17,900,000 (the “Valuation Cap”) (it being understood that, for purposes of clause (ii), the total number of securities of the Company outstanding shall be deemed to include all securities issuable upon the exercise or conversion of options or warrants then outstanding (including any securities reserved and available for future issuance under any equity incentive plan of the Company), but shall exclude any securities issuable upon conversion or cancellation of these Convertible Promissory Notes and any other indebtedness of the Company or similar instruments), in each case with any resulting fraction of a share rounded down to the nearest whole share. “Qualified Financing” means the first issuance or series of related issuances of capital stock by the Company after the date hereof, with immediately available gross proceeds to the Company (excluding proceeds from this and any other indebtedness of the Company or similar instruments that convert into equity in such financing) of at least $2,500,000. The Company shall notify the Holder in writing of the anticipated occurrence of a Qualified Financing at least five days prior to the closing date of the Qualified Financing. The Holder agrees to execute and become party to all agreements that the Company reasonably requests in connection with such Qualified Financing.

In January, February, June and August 2023, the Company entered into seven convertible notes with shareholders to which the shareholders agreed to loan the Company, in the aggregate, $1,919,980 (the “Convertible Promissory Notes”). These convertible notes have the same terms as the convertible notes issued during the year ended December 31, 2022 described above. Upon the closing of the Business Combination on October 19, 2023, all of the outstanding principal and interest under the Convertible Promissory Notes automatically converted into shares of the same class and series of capital stock of the Company at a conversion price of $1. A total of $3,320,084 was converted into 3,320,084 Class A shares.

Note 10 — Stockholders’ Deficit

Preferred Stock — The Company is authorized to issue 7,500,000 shares of preferred stock with a par value of $0.0001 per share. At September 30, 2023 and December 31, 2022, there were 5,100,000 shares of preferred stock issued and outstanding.

Common stock — The Company is authorized to issue 25,000,000 shares of common stock with a par value of $0.0001 per share. At September 30, 2023 and December 31, 2022, there were 10,775,432 shares and 9,042,818 shares of common stock issued and outstanding, respectively. Each share of Common Stock has one vote and has similar rights and obligations.

The characteristics of the Company’s preferred stock are as follows:

Dividend

The holders of the Preferred Stock shall first receive, or simultaneously receive, a dividend on each outstanding share of Preferred Stock in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of the applicable series of Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of the applicable series of Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of the applicable series of Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the applicable Original Issue Price (as defined below): provided that if the Company declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Company, the dividend payable to the holders of Preferred Stock shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest dividend per share of such series of Preferred Stock. The “Original Issue Price” shall mean, as to the Series Seed Preferred Stock, $0.089286 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series Seed Preferred Stock.

SPECTAIRE INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

Voting Rights

Holders of Preferred Stock shall vote together with the holders of Common Stock as a single class and on an as-converted to Common Stock basis.

Conversion rights

Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non- assessable shares of Common Stock as is determined by dividing the applicable Original Issue Price by the applicable Conversion Price (as defined below) in effect at the time of conversion. The “Conversion Price” for each share of Preferred Stock shall initially be equal to the applicable Original Issue Price. The “Original Issue Price” shall mean, as to the Series Seed Preferred Stock, $0.089286 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series Seed Preferred Stock.

Mandatory Conversion

Upon either (a) the closing of the sale of shares of Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $50,000,000 of gross proceeds to the Company (“Qualified IPO”) or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the Requisite Holders (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent of the aforementioned stockholders is referred to herein as the “Mandatory Conversion Time”), then (i) all outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate for each series of Preferred Stock, and (ii) such shares may not be reissued by the Company.

Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the applicable Original Issue Price, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of each series of Preferred Stock that would receive a greater amount upon conversion into Common Stock.

Note 11 — Share-based compensation

Restricted Stock Awards

In October 2022, Spectaire granted 7,240,000 shares of restricted stock awards to certain executives that vest over four years. One year of vesting was recognized on the grant date and the remaining three years will vest monthly. The Company determined the fair value of the awards at the grant date to be $3.00 for total compensation of $21,712,760 ($21,720,000 less cash paid of $7,240). The Company recognized $1,357,048 and $4,071,144 in compensation expense for the three and nine months ended September 30, 2023, which is included in general and administrative expenses in the condensed consolidated statement of operations. As of September 30, 2023, the remaining unrecognized compensation expense of the restricted stock awards is $10,856,380 with a weighted average remaining life of 2.0 years.

2022 Equity Incentive Plan

In December 2022, the Board of Directors of the Company approved the Spectaire Inc. 2022 Equity Incentive Plan (the “Plan”) whereby it may grant to certain employees and advisors an award, such as, (a) Incentive Stock Options, (b) Non-Qualified Stock Options, (c) Restricted Stock and (d) Restricted Stock Units, of the Company (“Incentive Award”). On March 1, 2023, the Company issued 2,510,000 Restricted Stock Units to certain employees and board members. These awards become vested and nonforfeitable upon the satisfaction, on or before the expiration date, of both, a service requirement and an applicable liquidity event. As these awards are conditioned upon a liquidity event, the Company considered this performance condition as not probable as of September 30, 2023 and therefore no stock-based compensation expense was recorded.

SPECTAIRE INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

(UNAUDITED)

Note 12 – Commitments and Contingencies

License Agreement

In 2018, MicroMS entered into a license agreement (the “License Agreement”) with MIT. This agreement was assigned to Spectaire as part of the Merger. As part of this agreement, in exchange for certain patent rights owned by MIT, MicroMS issued MIT shares that contained an anti-dilution provision which states that until the Company reaches a funding threshold of $4,000,000, MIT must retain a 2.5% common stock ownership on a fully-diluted basis. In connection with this agreement, the Company issued MIT 316,614 shares in January 2023.

In April 2023, an additional 58,500 shares were issued to MIT in connection with the License Agreement.

AirCore Mass Spectrometer Program

On June 30, 2023, the Company entered into an agreement with a vendor in which the vendor will support the Company with a co-build of five Spectrometer facilities followed by documentation and assembly of 50 AireCore Mass Spectrometers at the vendor’s facility. The co-build, documentation and assembly is estimated to cost $276,834.

Litigation and loss contingencies

From time to time, the Company may be subject to other legal proceedings, claims, investigations, and government inquiries (collectively, legal proceedings) in the ordinary course of business. It may receive claims from third parties asserting, among other things, infringement of their intellectual property rights, defamation, labor and employment rights, privacy, and contractual rights. There are no currently pending legal proceedings that the Company believes will have a material adverse impact on the Company’s business or consolidated financial statements.

Note 13 — Subsequent Events

The Company has evaluated and recognized or disclosed subsequent events, as appropriate, from the balance sheet date through November [    ], 2023, the date the unaudited condensed consolidated financial statements were available to be issued.

On October 13, 2023, The Company requested an additional advance in the aggregate principal amount of $650,000 (the “Additional Advance”) under the Arosa Loan Agreement. The Advance together with the original loan in the aggregate principial amount of $6,500,000 advanced by the Lender to the Borrower on or around March 31, 2023 constitute the Loan for all purposes under the Arosa Loan Agreement and the other Loan Documents such that the aggregate outstanding principal amount of the Loan after the making of the Additional Advance is $7,150,000, and all of the terms and conditions applicable to the Loan under the Loan Agreement and the other Loan Documents shall apply to the Additional Advance.

On October 19, 2023, the Company consummated the Business Combination (See Note 1 “Organization and Business Operations”).